UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 17, 2025
Date of Report (date of earliest event reported)
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Lineage, Inc.
(Exact name of registrant as specified in its charter)
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Maryland (State or other jurisdiction of incorporation or organization)	001-42191 (Commission File Number)	82-1271188 (I.R.S. Employer Identification Number)
46500 Humboldt Drive Novi, Michigan 48377
(Address of principal executive offices and zip code)
(800) 678-7271
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LINE	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 17, 2025, the Board of Directors (the “Board”) of Lineage, Inc. (the “Company”) appointed Robb LeMasters to serve as Chief Financial Officer of the Company, effective November 10, 2025 (the “Effective Date”). As previously disclosed, on May 29, 2025, Robert Crisci notified the Company that he intended to retire from his position as Chief Financial Officer of the Company upon the appointment of his successor. Accordingly, Mr. Crisci will cease serving as Chief Financial Officer as of the Effective Date and will remain with the Company through a transition period.
Robb LeMasters, age 48, previously served in various financial and executive leadership positions at BWX Technologies, Inc. (NYSE: BWXT) from July 2020 to May 2025, including as BWXT’s Chief Financial Officer from November 2021 to May 2025. He also served on BWXT’s Board of Directors from July 2015 to April 2020. Prior to joining BWXT, Mr. LeMasters was a Managing Director at Blue Harbour, L.P., a multi-billion dollar investment firm, a position he held since 2011. Prior to that, he was a Founding Partner of Theleme Partners from 2009 to September 2011. He also served as a Partner at The Children’s Investment Fund from 2008 to 2009 and a Vice President in the Relative Value/Event-Driven Group at Highbridge Capital Management from 2005 to 2008. Mr. LeMasters began his career as an analyst at Morgan Stanley & Co. in the Mergers and Acquisitions Group and subsequently joined Forstmann Little & Co. as an analyst. Mr. LeMasters received a Bachelor of Science from the University of Pennsylvania and a Master of Business Administration from Harvard Business School.
In connection with Mr. LeMasters’ appointment as Chief Financial Officer of the Company, the Company entered into a letter agreement with Mr. LeMasters (the “Offer Letter”), pursuant to which he will receive an annual base salary of $700,000 and, beginning for the 2026 calendar year, be eligible for a target annual performance-based bonus equal to 125% of his base salary payable in cash, equity-based awards or a combination thereof. In addition, pursuant to the Offer Letter, Mr. LeMasters will be entitled to a sign-on equity incentive award of long-term incentive plan units of Lineage OP, LP with an aggregate targeted value of $3,425,000, based on the closing price per share of the Company’s common stock on the Effective Date and assuming target performance for the performance-vesting portion. Forty percent (40%) of the sign-on equity award will vest in three substantially equal annual installments on each anniversary of Mr. LeMasters’ commencement of employment, subject to his continued service with the Company through the applicable vesting date, and the remaining sixty percent (60%) of the sign-on equity award will be subject to performance-based vesting criteria that will be established by the Equity Award Committee of the Board and measured over a three-year performance period commencing on January 1, 2026 and ending on December 31, 2028. Mr. LeMasters will also be eligible to participate in the Company’s Amended and Restated Executive Severance Plan, subject to his execution of the Participation Agreement.
The foregoing description of the Offer Letter is only a summary and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 7.01 - Regulation FD Disclosure.
On October 20, 2025, the Company issued a press release announcing the appointment of Mr. LeMasters as Chief Financial Officer of the Company and Ki Bin Kim as Vice President of Investor Relations of the Company. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.
The information included in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 - Financial Statements and Exhibits.
(d): The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Letter Agreement, dated October 17, 2025, by and between Robb LeMasters and Lineage, Inc.
99.1	Press Release of Lineage, Inc. dated October 20, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lineage, Inc.
(Registrant)

October 20, 2025	/s/ Natalie Matsler
Date	(Signature)
Natalie Matsler
Chief Legal Officer and Corporate Secretary